UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 10, 2009

(Commission File Number) 0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2002 Papa John’s Boulevard
Louisville, Kentucky 40299-2367
(Address of principal executive offices)

(502) 261-7272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11,  2009, Papa John’s International, Inc. (the “Company”) announced the promotion of William Mitchell to President, USA.  Mr. Mitchell succeeds William M. Van Epps, who resigned as President, USA effective March 10, 2009 to pursue other interests.  As President, USA, Mr. Mitchell will report to the Chief Executive Officer and be responsible for leading the Company’s U.S. corporate and franchise restaurant operations, real estate and new business development.

Mr. Mitchell has served as Papa John’s Senior Vice President of Domestic Operations since February 2007.  From 2006 to 2007, he served as Papa John’s Division Vice President for the Midwest, the company’s largest division.  From 2000 to 2006, he served as Papa John’s Operations Vice President for the central United States.

The Compensation Committee of the Board of Directors has approved an annualized base salary for Mr. Mitchell of $400,000.  He will also participate in the Company’s short-term and long-term incentive compensation programs offered to the Company’s senior executive officers.

Item 7.01.  Regulation FD Disclosure.

The Company issued a press release on March 11, 2009. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Papa John’s International, Inc., dated March 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: March 13, 2009	By:	/s/ J. David Flanery
	Name:	J. David Flanery
Senior Vice President and
Chief Financial Officer